UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2007 (February 9, 2007)

LOJACK CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

1-8439	04-2664794
(Commission File Number)	(IRS Employer Identification No.)

200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts	02090
(Address of Principal Executive Offices)	(Zip Code)

781-251-4700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2007, the Board of Directors of LoJack Corporation (the “Company”) elected Ronald V. Waters, III as President and Chief Operating Officer of the Company and member of the Board of Directors effective as of February 26, 2007 and elected Rory J. Cowan a Director effective as of February 13, 2007.

Mr. Waters, 54, served as Chief Operating Officer for the Wm. Wrigley Jr. Company from December 2003 through May 2006. He joined the Wm. Wrigley Jr. Company in 1999 as Chief Financial Officer and served as Chief Financial Officer until his elevation to Chief Operating Officer in 2003. Prior to joining the Wm. Wrigley Jr. Company, Mr. Waters held several senior executive positions of increasing responsibility with The Gillette Company. Before joining The Gillette Company, Mr. Waters was a Partner and Practice Leader with KPMG International. Mr. Waters is currently a director of HNI Corporation, a public company listed on the New York Stock Exchange. He is a Certified Public Accountant and received his Masters in Accounting from New York University and his undergraduate degree from Trinity College.

Mr. Waters’ annual base salary will be $400,000. Commencing with fiscal year-end December 31, 2007, Mr. Waters’ annual target bonus opportunity will be 60% of his annual base salary, comprised of 50% based on meeting the Corporate Revenue target and 50% based on meeting the Corporate Operating Income target. This bonus award is payable in cash in the first quarter of fiscal 2008.

The Board of Directors approved the grant of non-qualified options to be issued the date Mr. Waters commences employment with the Company. Pursuant to the LoJack Corporation 2003 Stock Incentive Plan (the “Plan”), such options to purchase 50,000 shares of Company common stock will vest in four equal annual increments and will have an exercise price equal to the fair market value of Company common stock on the date of grant. The Plan defines the “fair market value” of the Company common stock as the closing price on the day immediately preceding the date of grant. On such date, Mr. Waters will also be granted 10,000 shares of time based restricted stock pursuant to the Plan, which vest 100% on the third anniversary of the date of issue. In addition, on the later of his start date as an employee of the Company or the third business day after the date of the Company’s 2006 earnings release, the Company shall grant to Mr. Waters 10,000 shares of incentive restricted stock on the same terms as annual grants to other executive officers.

Consistent with the benefits available to all executive officers, the Company will pay 100% of the medical and dental premiums for Mr. Waters. The Company will also reimburse Mr. Waters for certain actual and reasonable out of pocket costs related to relocation, including temporary housing, closing costs and moving expenses.

The Company and Mr. Waters will enter into a single trigger change of control agreement substantially in the form of the Single Trigger Change of Control Agreement filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 27, 2006 and incorporated herein by reference.

Mr. Cowan is Chief Executive Officer and Chairman of the Board of Lionbridge Technologies, Inc., which he founded in 1996. Prior to founding Lionbridge, Mr. Cowan was Executive Vice President and member of the Management Committee for R.R. Donnelly & Sons. He was also Chief Executive Officer of Stream International, Inc., a division of R.R. Donnelley & Sons. Mr. Cowan is currently a director of Dynabazaar, Inc., a public company. Mr. Cowan will be compensated as a director in accordance with the Company’s Board Compensation arrangement as set forth in Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 25, 2006 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release of LoJack Corporation dated February 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOJACK CORPORATION
(Registrant)

By: /s/ Thomas A. Wooters
Thomas A. Wooters
Executive Vice President and General Counsel

Date: February 14, 2007